UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 3, 2007

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.

(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
157-159 rue Anatole France, 92300 Levallois-Perret,
France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
See Item 8.01 below.
Item 8.01 Other Events.
This amendment supplements the Current Report on Form 8-K filed by Business Objects S.A. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 3, 2007, in which the Company announced the launch of an offering for the sale of net share settled convertible notes (ORNANEs) with a maturity date of January 1, 2027 for a total nominal amount of approximately €450 million (the “Bonds”) in an offering under Regulation S under the Securities Act of 1933, as amended (the “Act”). The Bonds are being offered in a public offering in France pursuant to a prospectus filed with the Autorité des marchés financiers and private placements in other non-U.S. jurisdictions. The Bonds will be traded on Eurolist by Euronext. The French public offering is expected to start on or about May 4, 2007 and to close on or about May 8, 2007.
The Company set the final terms of the issuance of the Bonds with a maturity date of January 1, 2027 for a total nominal amount of €450 million, represented by 10,676,156 ORNANEs with a nominal value per Bond of €42.15 equating to a 50% premium over the reference price of €28.10 per share, defined as the volume-weighted average share price of the Company’s shares traded on Compartment A of the Eurolist by Euronext™ market from the opening of trading on May 3, 2007 until 2 p.m. (Paris time), at which time the final terms of the Bonds were finalized. Upon conversion of an ORNANE, the net share settlement will be effected on the basis of an initial conversion ratio of one ordinary share per Bond.
The Bonds will have an annual interest rate of 2.25% per annum and will be redeemed in cash on January 1, 2027 (or on the first Business Day or the following day if this date is not a Business Day) at par plus accrued interest.
The Bonds issue will allow the Company to benefit from the favorable market conditions in order to strengthen its balance sheet and diversify its sources of capital. The net proceeds, estimated to be €441.5 million, will be used for general corporate purposes of the Company and, in particular, for the purchase of treasury shares and for the financing of its external growth via targeted acquisitions. Since January 1, 2005, the Company has acquired or announced its intent to acquire nine companies or their assets to facilitate the Company’s business. The Company anticipates that it will continue to make targeted acquisitions of companies or products and that a portion of the proceeds will be used to accomplish these objectives.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy either the Bonds or the underlying securities. The Bonds (and the underlying shares) have not been registered under the Act or under any state securities laws, and may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S of the Act) absent registration or an applicable exemption from the registration requirements pursuant to the Act. The Company does not intend to register the Bond offering in whole or in part in the United States or to conduct a public offering in the United States.
This Current Report on Form 8-K may contain forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the announcement of the bond offering and intended uses of the net proceeds. These forward looking statements are based on the Company’s current expectations, and are subject to risks and uncertainties which could cause the actual results to differ materially from those anticipated. The risks and uncertainties include, but are not limited to, unexpected changes in the Company’s need for cash and general economic, business and market conditions. More information about potential factors that could affect the Company’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other SEC filings, which are on file with the SEC and available at the SEC’s website at www.sec.gov. The Company is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 3, 2007

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer

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